EXHIBIT 1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them in a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Grand Canyon Education, Inc., a Delaware corporation, and that this Agreement shall be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the 5th day of December, 2008.

By: Name:	/s/ Brent D. Richardson Brent D. Richardson

By: Name:	/s/ Christopher C. Richardson Christopher C. Richardson

RICH CROW ENTERPRISES, LLC

By: Name:	/s/ Brent D. Richardson Brent D. Richardson
Title:	Member

MASTERS ONLINE, LLC

By: Name:	/s/ Brent D. Richardson Brent D. Richardson
Title:	Member